Exhibit 99.1

INTL FCStone Inc. Announces Closing
of $350 Million of Senior Secured Notes Due 2025
NEW YORK, June 11, 2020 - INTL FCStone Inc. (NASDAQ: INTL) (the “Company”) today announced the closing of its previously-announced offering of $350 million in aggregate principal amount of 8.625% Senior Secured Notes due 2025 (the “Notes”) at the offering price of 98.5% of the aggregate principal amount thereof.
The Company has deposited the gross proceeds from the sale of the Notes, as well as escrow agency fees and interest on the Notes to (but not including) the date that is two months from the date of the closing of the offering of the Notes, into a segregated escrow account until the date that certain escrow release conditions are satisfied. Until the earlier of the satisfaction of the escrow release conditions or occurrence of a special mandatory redemption, on each two-month anniversary of the date of the closing of the offering of the Notes, the Company will deposit into the escrow account amounts sufficient to pay escrow agency fees and interest on the Notes for the following two-month period. The escrow release conditions include, among other things, the consummation of the Merger. Prior to the satisfaction of the escrow release conditions, the Notes will not be guaranteed and will be secured by a first-priority security interest in the escrow account and all deposits and investment property therein. Following satisfaction of the escrow release conditions, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior second lien secured basis, by certain subsidiaries of the Company that guarantee the Company’s senior credit facility and by GAIN Capital Holdings, Inc. (“GAIN”) and certain of its domestic subsidiaries.
As previously disclosed, the Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to (1) fund the cash consideration for the merger of the Company's wholly-owned subsidiary and GAIN, with GAIN surviving as the Company's wholly-owned subsidiary, pursuant to the Agreement and Plan of Merger dated as of February 26, 2020 and approved by GAIN’s stockholders on June 5, 2020 (the “Merger”), (2) fund the repayment of GAIN’s 5.00% Convertible Senior Notes due 2022 and (3) pay certain related transaction fees and expenses.
The Notes and the related guarantees were offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States pursuant to Regulation S under the Securities Act.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the related guarantees or any other security, nor shall there be any offer, solicitation or sale of any securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes and the related guarantees were made only by means of a private offering memorandum.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including statements relating to the Company’s use of proceeds from the sale of the Notes, which are covered by the "Safe Harbor for Forward-Looking Statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results, performance or achievements to differ materially from those expressed in or implied by, the forward-looking statements, including the risk that the Merger is not consummated and other factors set forth in the Company’s filings with the SEC (including under the heading entitled “Risk Factors” in those filings). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
INTL FCStone Inc.
Bruce Fields
Group Treasurer
+212-485-3518
bruce.fields@intlfcstone.com